United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2005

CINGULAR WIRELESS LLC

(Exact name of registrant as specified in its charter)

Delaware	1-31673	74-2955068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5565 Glenridge Connector, Atlanta, Georgia 30342

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404)236-7895

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On February 11, 2005, the Board of Directors of our manager, Cingular Wireless Corporation:

•	approved the amended and restated Cingular Wireless Long-Term Compensation Plan (Plan), effective January 1, 2005;

•	approved the Revised Performance Matrices for the 2003 — 2005 and 2004 — 2006 Performance Periods under the Cingular Wireless Long-Term Compensation Plan;

•	approved the methodology for determining grants under the Plan and certain performance targets and matrices for the 2005 — 2007 performance period; and

•	approved the methodology for determining special grants of performance stock units under the Plan and certain performance targets and matrices for the 2005 — 2007 performance period.

Item 9.01            Financial Statements and Exhibits

(b) Exhibit

Exhibit
Number	Description

99.1	Cingular Wireless Long-Term Compensation Plan as amended and restated on February 11, 2005.

99.2	Revised Performance Matrices for the 2003 — 2005 and 2004 — 2006 Performance Periods under the Cingular Wireless Long-Term Compensation Plan.

99.3	Methodology for determining grants under the Plan and certain performance targets and matrices for the 2005 — 2007 performance period.

99.4	Methodology for determining special grants of performance stock units under the Plan and certain performance targets and matrices for the 2005 — 2007 performance period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULAR WIRELESS LLC

Date: February 17, 2005	By:	/s/ Gregory T. Hall

Gregory T. Hall
Controller
(Principal Accounting Officer)

Exhibit Index

Number	Title

99.1	Cingular Wireless Long-Term Compensation Plan as amended and restated on February 11, 2005.
99.2	Revised Performance Matrices for the 2003 — 2005 and 2004 — 2006 Performance Periods under the Cingular Wireless Long-Term Compensation Plan.
99.3	Methodology for determining grants under the Plan and certain performance targets and matrices for the 2005 — 2007 performance period.
99.4	Methodology for determining special grants of performance stock units under the Plan and certain performance targets and matrices for the 2005 — 2007 performance period.